SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 14, 1999
                                                           ------------

               PaineWebber Equity Partners Two Limited Partnership
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Virginia                       0-15705                     04-2918819
--------------------------------------------------------------------------------
(State or other jurisdiction)     (Commission                 (IRS Employer
    of incorporation              File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   West Ashley Shoppes - Charleston, South Carolina

   Disposition Date - May 14, 1999

      On May 14, 1999, West Ashley Shoppes Associates, a joint venture in which PaineWebber Equity Partners Two Limited Partnership ("the Partnership") has an interest, sold the property known as West Ashley Shoppes located in Charleston, South Carolina, to an unrelated third party for $8.1 million. In addition, on May 12, 1999, West Ashley Shoppes Associates sold an adjacent outparcel of land to another unrelated third party for $280,000. The May 14 transaction involved the remaining real estate owned by the joint venture. Accordingly, the joint venture will be liquidated once the final operating expenses have been paid and the remaining net cash assets have been distributed to the Partnership. The Partnership received total net proceeds from the two sale transactions of approximately $8,070,000 after deducting closing costs of approximately $225,000 and net closing proration adjustments of approximately $85,000. The Partnership plans to distribute the net proceeds of the West Ashley Shoppes sale transactions to the Limited Partners in the form of a special distribution in the amount of approximately $60 per original $1,000 investment to be paid on or before June 15, 1999.

      As previously reported, with a strong occupancy level and a stable base of tenants, the Partnership believed it was the opportune time to sell West Ashley Shoppes. As part of a plan to market the property for sale, the Partnership selected a national real estate firm that is a leading seller of this property type. Preliminary sales materials were prepared and initial marketing efforts were undertaken. A marketing package was then finalized and comprehensive sale efforts began in November 1998. As a result of these efforts, ten offers were received. After completing an evaluation of those offers and the relative strength of the prospective purchasers, the Partnership selected an offer. A purchase and sale agreement was negotiated with an unrelated third-party prospective buyer and a non-refundable deposit of $150,000 was made on January 29, 1999. This prospective buyer completed its due diligence review work and the transaction closed on May 14, 1999, as described above.

      As discussed further in the Partnership's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, management has been focusing on potential disposition strategies for the remaining investments in the Partnership's portfolio. Subsequent to the sale of West Ashley Shoppes, the remaining investments consist of joint venture interests in the Gateway Plaza Shopping Center and the 625 North Michigan Office Building. Although there are no assurances, it is currently contemplated that sales of the Partnership's remaining assets, which would be followed by a liquidation of the Partnership, could be completed by the end of calendar year 1999.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

(1) Amended and Restated Purchase and Sale Agreement by and between West Ashley Shoppes Associates and Anbil II Corp, dated February 26, 1999.

(2) First Amendment To Amended and Restated Purchase and Sale Agreement by and between West Ashley Shoppes Associates and Anbil II Corp, dated March 15, 1999.

(3) Assignment of Contract with Acceptance and Assumption by Anbil II Corp. unto West Ashley Shoppes LLC, dated April 28, 1999.

(4) General Warranty Deed by West Ashley Shoppes Associates to West Ashley Shoppes LLC, dated May 14, 1999.

(5) Assignment of Leases and Security Deposits by and between West Ashley Shoppes Associates and West Ashley Shoppes LLC, dated May 14, 1999.

(6) Assignment and Assumption of Contracts Intangibles by and between West Ashley Shoppes Associates and West Ashley Shoppes LLC, dated May 14, 1999.

(7) Settlement Statement between West Ashley Shoppes Associates and West Ashley Shoppes LLC, dated May 14, 1999.

(8) Purchase and Sale Agreement by and between West Ashley Shoppes Associates and Kelly and Cohen Appliances, Inc., dated February 2, 1999.

(9) Settlement Statement between Kelly and Cohen Appliances and West Ashley Shoppes Associates, dated May 12, 1999.

                                    FORM 8-K

                                 CURRENT REPORT

               PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                PAINEWEBBER EQUITY PARTNERS
                                  TWO LIMITED PARTNERSHIP
                                  -----------------------
                                        (Registrant)


                              By:   Second Equity Partners, Inc.
                                    ----------------------------
                                    Managing General Partner



                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer




Date:  May 25, 1999

                             AMENDED AND RESTATED
                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                    WEST ASHLEY SHOPPES ASSOCIATES (SELLER)
                                      AND
                            ANBIL II CORP. (BUYER)

                                TABLE OF CONTENTS


                                                                        Page

ARTICLE 1   DEFINITIONS                                                   1

ARTICLE 2   PURCHASE AND SALE                                             2

ARTICLE 3   PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS                       2

ARTICLE 4   PRECLOSING OPERATION                                          4

ARTICLE 5   ACCESS, INSPECTION, DILIGENCE AND MORTGAGE
            CONTINGENCY                                                   6

ARTICLE 6   TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS                 9

ARTICLE 7   CLOSING                                                      13

ARTICLE 8   CASUALTY AND CONDEMNATION                                    14

ARTICLE 9   BROKERAGE COMMISSIONS                                        15

ARTICLE 10  DEFAULT, TERMINATION AND REMEDIES                            16

ARTICLE 11  MISCELLANEOUS                                                16

ARTICLE 12  IRS FORM 1099-S DESIGNATION                                  21

SCHEDULE A     Legal Description of the Real Property
SCHEDULE B     Description of Personal Property and Intangible Property
SCHEDULE C     Rent Roll
SCHEDULE D     1099 Designation Agreement
SCHEDULE E     Form of Tenant Estoppel Certificate
SCHEDULE F     List of Escrow Provisions
SCHEDULE G     Form of General Warranty Deed
SCHEDULE H     Form of Bill of Sale
SCHEDULE I     Form of  Assignment  and  Assumption  of Leases
SCHEDULE J     Form of Assignment  and  Assumption  of Contracts and Intangibles
SCHEDULE K     Form of Certificate of Non-Foreign  Status
SCHEDULE L     Insurance  Certificate
SCHEDULE M     Form of Subordination, Non-disturbance and Attornment Agreement

                AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT


      This Amended and Restated Purchase and Sale Agreement (this Agreement) is entered into as of the 26th day of February, 1999 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Buyer and Seller are parties to that certain Purchase and Sale Agreement dated February 2, 1999 (the February 2, 1999 P&S); and

      WHEREAS, the parties hereto now desire to amend and restate the February 2, 1999 P&S in its entirety.

      NOW, THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  ANBIL II Corp., a Texas corporation
-----

SELLER:                 West Ashley Shoppes Associates, a South Carolina
------                  general partnership

PROPERTY:               The Real  Property  and Personal  Property  constituting
--------                West Ashley Shopping Center, Charleston, South Carolina

REAL PROPERTY:          The land and the buildings, structures, improvements and
-------------           fixtures (collectively, the Improvements) now located
                        thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto

PERSONAL PROPERTY:      The personal and intangible property, if any, described
-----------------       in Schedule B attached hereto

PURCHASE PRICE:         $8,100,000.00
--------------

TITLE COMPANY:          First American Title Insurance Company of New York
-------------


                                   ARTICLE 2
                               PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein. Buyer and Seller hereby acknowledge and agree that this Agreement amends and restates in its entirety the February 2, 1999 P&S which the parties hereby agree is superseded hereby and of no further force and effect.

                                   ARTICLE 3
                    PURCHASE PRICE, DEPOSIT AND ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount (as hereinafter defined) and such other adjustments herein contained.

      3.2 Buyer has deposited with the Title Company the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the Deposit). The Deposit is referred to in this Agreement as the Escrowed Amount to secure Buyer's obligations under this Agreement. The Escrowed Amount shall be held by the Title Company in escrow in a federally-insured interest bearing account pursuant to the terms of this Agreement and pursuant to the terms of the Escrow Provisions contained in Schedule F attached hereto and made a part hereof. Upon consummation of the purchase and sale contemplated in this Agreement, all interest earned on the Escrowed Amount shall be credited against the balance of the Purchase Price due on the Closing Date (as hereinafter defined). Additionally, concurrently with the execution of this Agreement, Buyer shall deliver to Seller the sum of One Hundred Dollars ($100.00) (the Inspection Fee) as consideration for Buyer's information review and property inspection rights set forth herein. The Inspection Fee shall remain the property of Seller in all instances.

      3.3 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property
(i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys and consultants fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds after such reimbursement as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent should shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Closing Date without Buyer's prior written consent.

      3.4 Prepaid or past due amounts under any Contracts (as defined in Section
5.2 below) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. Seller shall provide notice to Buyer within five (5) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Collected rents for the then current period; security deposits which have not been previously applied by Seller; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (for which Buyer was credited at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.6.1 All rentals and other tenant charges payable in arrears and uncollected and all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges and real estate tax charge annual adjustments thereto) for the current and prior rental periods, less the reasonable expenses of collection thereof, shall be apportioned (if and when collected by either party). Buyer shall first apply rents subsequently received to rent due and owing for rental periods accruing after the Closing Date. Buyer shall not settle or release (i) tenants from any obligations for such uncollected rents or (ii) rights under any claims listed in Section 3.6.2 below, in each case, without Seller's prior written approval, which approval shall not be unreasonably withheld or delayed.

            3.6.2 Seller shall retain all rights to all refunds, receivables, past due rent and claims, including, but not limited to, termination fees or damages from all former tenants or occupants of the Property which are not listed on the Rent Roll, causes of action and rights of reimbursement from third parties, bonds, accounts receivable and any other claims for payments Seller may have to the extent arising or relating to the period prior to the Closing.

            3.6.3 In the event, on the Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.7 At the Closing, Seller shall pay the amount due for (a) state and county transfer tax (or any tax substituted therefor) imposed in connection with the consummation of the transaction contemplated hereby (the Transfer Tax); (b) recording charges for documents to clear title, evidence Seller's authority or enable Seller to convey; and (c) Seller's attorney's fees.

      3.8 At the Closing, Buyer shall pay for (a) any local tax or mortgage tax other than the Transfer Tax; (b) charges to record the deed, and evidence of Buyer's existence or authority; (c) survey charges; (d) Buyer's attorney's fees and all costs related to Buyer's due diligence; (e) the cost of the standard owners title insurance policy referred to in Article 6, below; and (f) costs as to additional title insurance coverages or endorsements, including the cost of a new lenders title policy.

      3.9   The provisions of this Article 3 shall survive the Closing.

      3.10 Buyer shall pay all brokerage commissions and tenant improvements, if any, for the lease with Countrywide Home and the lease extension with One Way Eyeglasses.

                                   ARTICLE 4
                             PRECLOSING OPERATION

      4.1 A rent roll prepared by Seller's property manager (the Rent Roll) containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the Leases.

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, (ii) enter into or modify any service contracts, operating agreements, or reciprocal easement agreements,
(iii) alter the zoning classification of the Property or (iv) materially alter any Improvements, without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its denial of consent within ten (10) Business Days (as hereinafter defined) after written request therefor is received from Seller, Buyer shall be deemed to have consented to such requested action. In the event Buyer denies its consent, Buyer shall specify its reasons for denial in its written notice thereof. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay for tenant improvements and leasing commissions as disclosed on Seller's request for consent on the Closing Date. Without limiting any of the provisions contained herein, Buyer shall assume the current outstanding balance of free rent due to Waccamaw Corporation pursuant to that certain lease dated October 31, 1997 by and between Seller and Waccamaw Corporation.

      4.3 At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured, as evidenced by the insurance certificate attached hereto as Schedule L.

      4.4 Buyer shall, by written notice to Seller, on or before the Diligence Date, identify any Contracts (as defined in Section 5.2 below) which it elects to have terminated. Buyer shall be deemed to have elected to assume any Contracts which are not identified as to be terminated. Seller shall terminate any Contracts at Closing which are identified by Buyer as specified in this section as Contracts to be terminated at Closing, provided that such Contracts may be terminated without liability to Seller and provided that such Contracts are terminable on not more than sixty (60) days notice. Seller shall pay any cancellation costs incurred therewith.

      4.5 Seller shall (i) obtain tenant estoppel certificates which do not list any monetary defaults from Waccamaw Corporation, Phar-Mor, Inc. and such other tenants as are required so that such certificates are received from tenants occupying at least 112,000 square feet at the Property, and (ii) use commercially reasonable efforts to obtain tenant estoppel certificates, from all other tenants currently occupying their space under its respective Lease, in each case, in the form attached hereto as Schedule E, in the form attached to or required pursuant to such Lease, if any, or in such other form as Buyer's lender may reasonably require, provided, however that such other form will be delivered to Seller from Buyer as soon as possible so that any such form may be agreed upon on or before March 15, 1999. Seller shall not be obligated to expend more than nominal funds or commence litigation in pursuit of such estoppel certificates. Receipt of such estoppel certificates described in clause (i) above shall be a condition precedent to Closing, however, receipt of such certificates described in clause (ii) above shall not be a condition precedent to Closing except as otherwise provided in Section 6.5.

      4.6 Seller shall use reasonable efforts to obtain subordination, non-disturbance and attornment agreements from all tenants currently occupying space under a Lease in the form attached hereto as Schedule M or in such other form as Buyer's lender may reasonably require, provided, however that such other form will be delivered to Seller from Buyer as soon as possible so that any such form may be agreed upon on or before March 15, 1999.


                                   ARTICLE 5
            ACCESS, INSPECTION, DILIGENCE AND MORTGAGE CONTINGENCY

      5.1 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours after one (1) day advance written notice to Seller (in each case subject to the rights of tenants under the Leases) to make such reasonable investigations, studies, and tests as Buyer deems necessary or advisable; provided, however, that Buyer shall not be permitted to conduct physical testing or conduct interviews with tenants without Seller's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall use its commercially reasonable efforts to make its personnel available for such inspections or interviews upon one (1) day prior written notice. Seller's prior written approval for physical inspections may be conditioned on receipt of a detailed description of the proposed physical inspection, a list of the contractors who will be performing the physical inspection, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection. Buyer may not interview tenants unless a duly authorized representative of Seller accompanies Buyer. Seller also agrees to make available to Buyer during normal business hours upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property and the files of the current manager of the Property that relate to the Property.

      5.2 Seller has provided Buyer with copies of all (i) Leases, (ii) all maintenance, service, supply, equipment rental, management and leasing contracts affecting the Property (collectively, the Contracts) which it has in its files and its property manager has made such Leases and Contracts available to Buyer for inspection, and (iii) such other information and reports affecting the Property to the extent in Seller's possession or control.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies add reports provided to Buyer are provided for informational purposes only and do not constitute representations and warranties of Seller of any kind.

      5.3 Buyer has  completed  its due  diligence,  other than as  provided  in
Section 6.1 below, and such due diligence did not reveal any matters which are not acceptable to Buyer in Buyer's sole and absolute discretion.

      Buyer acknowledges that it had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive the Closing hereunder except as expressly provided in this Agreement. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY SELLER TO BUYER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, NEITHER SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS NOT PREPARED BY SELLER, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE INFORMATION MATERIALS SUPPLIED TO BUYER. FURTHER, SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, BUYER ACKNOWLEDGES AND AGREES THAT THE INFORMATION MATERIALS PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES BUT NOT INCLUDING INFORMATION PREPARED BY SELLER) IS DELIVERED TO BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT), AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT); AND THAT BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive the Closing.

      5.4 Mortgage Contingency. Promptly following execution of this Agreement by both parties, Buyer shall use its diligent efforts to procure any financing necessary to perform its obligations under this Agreement, and shall pay all costs, fees and expenses necessary to obtain such financing.

      If during the period (the Mortgage Contingency Period) commencing on the date of this Agreement and ending on March 15, 1999, despite Buyer's diligent efforts to so obtain a commitment for financing or such other reasonable assurances that such financing will be available Buyer is unable to obtain a commitment or commitments for financing on terms satisfactory to Buyer or such other reasonable assurances that such financing will be available as determined by Buyer, each in Buyer's sole discretion, or if Buyer is not otherwise willing to waive the financing contingency set forth in this Section 5.4, Buyer shall deliver to Seller a written notice of termination of this Agreement along with a copy of (i) correspondence from Buyer to the mortgage broker and/or the selected lender regarding Buyer's efforts to obtain a commitment for financing, or (ii) Buyer's transmittal letter which accompanied its mortgage application and the Escrowed Amount and all interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder other than those intended to survive.

      Once a commitment for financing is obtained, Buyer shall send a copy of such commitment to Seller.

      If prior to the end of the Mortgage Contingency Period Buyer fails to deliver to Seller written notice terminating this Agreement along with a copy of
(i) correspondence from Buyer to the mortgage broker and/or the selected lender regarding Buyer's efforts to obtain a commitment for financing, or (ii) Buyer's transmittal letter which accompanied its mortgage application, the Escrowed Amount shall become non-refundable, except as expressly set forth in Sections 6.5, 8.1(b), 8.2 and 10.1.

      5.5 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. Delivery by Buyer to Seller of a letter stating that Buyer has so delivered to Seller all such documents, plans, surveys, contracts, Leases and the like shall be deemed to be conclusive evidence of the return of such materials. In addition, Buyer shall promptly deliver to Seller copies of all materials prepared by third-parties obtained in connection with Buyer's diligence. Delivery by Buyer to Seller of an affidavit cerifying that Buyer has so delivered to Seller copies of all materials prepared by third-parties obtained in connection with Buyer's diligence shall be deemed conclusive evidence of the return of such third-party materials. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.5.

      5.6 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Each party hereto may discuss with and disclose to its directors, officers and employees, accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section.
Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any securities law or interpretation thereof. This provision shall survive termination of this Agreement but shall terminate upon Closing. Buyer and Seller do not contemplate issuing a press release until after the Diligence Date. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content. Buyer agrees that neither it nor any affiliate will acquire or enter into any agreement to acquire, either directly or indirectly any interest in Seller.

      5.7 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorney's fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

      5.8 Buyer's Release of Seller. SELLER AND ITS PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.


                                   ARTICLE 6
                 TITLE, SURVEY, CONDITIONS AND REPRESENTATIONS

      6.1 Seller has provided Buyer with:

            (a)   an ALTA as-built survey of the Real Property (the Survey);

            (b) a commitment for a standard ALTA Owners Policy of Title Insurance (the Title Commitment); and

            (c) a Phase I Environmental Inspection Report (the Phase I).

      To enable Seller to convey, Seller may, at the Closing use the Purchase Price or any portion thereof to clear title. Those exceptions or title deficiencies that appear on the Title Commitment and Survey are Permitted Encumbrances.

      Buyer may only object to any exceptions to title contained in Buyer's title commitment for the Property issued by Title Company (Buyer's Commitment) that are not contained in the Title Commitment, if any, and that such objections shall be made within ten (10) days following receipt of the Buyer's Commitment by Buyer but in no event shall such objections be made after March 15, 1999. If Seller is unable or unwilling to cure such objections, prior to the expiration of the Mortgage Contingency Period, Buyer may elect, by written notice to Seller, received by Seller on or before the expiration of the Mortgage Contingency Period, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount and all interest earned thereon shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event Buyer does not terminate this Agreement as set forth in the preceding sentence then Buyer shall be deemed to have waived such objection and shall proceed to Closing.

      6.2 On the Closing Date, Seller shall convey by Special Warranty Deed to Buyer, title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) The lien, if any, forreal estate taxes not yet due and payable;

            (b) All matters listed on Buyer's Commitment and as would be disclosed on a current Survey as of the expiration of the Mortgage Contingency Period and not objected to pursuant to
                  Section 6.1 above;

            (c)   All Leases disclosed to Buyer;

            (d) All zoning, building and other laws applicable to the Property; and

            (e) All matters which arise after the effective date of Buyer's Commitment which are agreed upon or consented to by Buyer in writing.

      6.3 At the Closing, Seller shall assign the Leases and Contracts which are not to be terminated and intangible property, if any, to Buyer and Buyer shall assume Seller's obligations thereunder from and after the Closing Date and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

      6.4   Representations and Warranties

            6.4.1 Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of South Carolina with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller;

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, solid and binding obligation of Seller enforceable against it in accordance with its terms; and

            (c) Governmental Notices. Seller has not received any written notice from a government agency that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometime collectively called Applicable Laws). Seller has not received any written notice from a governmental agency that the Property and Seller are currently subject to any existing pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment.

            6.4.2 The representations and warranties contained in Section 6.4.1 are hereby qualified to Seller's actual knowledge without further inquiry. Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). For purposes of Section 6.4.1 actual knowledge of Seller without further inquiry shall mean the actual awareness of Peter Sullivan provided that such individual has no obligation to make further inquiry of any persons other than reasonable inquiry of its property manager. No representations or warranties made hereunder shall survive Closing.

            6.4.3 Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a corporation organized, existing and in good standing under the laws of the State of Texas and has the requisite power and authority to enter into and perform the terms of this Agreement; and

            (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

      6.5 The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject to the following (any one or more of which may be waived in whole or in part in writing by Buyer at its discretion, provided that they shall be deemed to have been waived upon payment of the Purchase Price):

            (a) the representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date;

            (b) there existing no default under the lease with Waccamaw Corporation or the lease with Phar-Mor, Inc. and the applicable time period to cure such default has expired;

            (c) obtaining tenant estoppel certificates required to be obtained in Section 4.5; and

            (d) the Improvements being no less than ninety-five percent (95%) Rented (as hereinafter defined).

In the event that any of the foregoing conditions are not satisfied or waived in writing (except as provided in Section 6.6), provided that they shall be deemed to have been waived upon payment of the Purchase Price, then Buyer may elect not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount and all interest earned thereon shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      6.6 The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by Buyer in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

      Notwithstanding anything to the contrary contained in Section 6.5, if Buyer terminates this Agreement as a result of Section 6.5(d), then the Seller may, but shall not be required to, at its option, by written notice from Seller to Buyer given within five (5) Business Days of Buyer's election to terminate (Seller's Reinstatement Notice), pay to Buyer at Closing (i) the amount of rent and any other additional pass-through charges for the shorter of (a) the remainder of the term, or (b) one (1) year, for an amount of leased space (the Catch Up Space), necessary to bring the Improvements to ninety-five percent (95%) Rented, it being acknowledged that if there is a choice of which leased space shall be used in bringing the Improvements to ninety-five percent (95%) Rented, then the choice of space shall be determined by Seller, in Seller's sole discretion, and (ii) a sum determined by multiplying the Catch Up Space by One and 50/100 Dollars ($1.50), in which case Buyer's termination shall be void and the parties hereto shall consummate the transaction contemplated by this Agreement within five (5) Business Days of Buyer's receipt of Seller's Reinstatement Notice to Buyer subject to the terms and provisions of this Agreement. Seller shall not have the right to void Buyer's termination, as set forth in the preceding sentence, if the Improvements are less than ninety percent (90%) Rented.

      For the purposes of Article 6, Rented means space which is leased to tenants pursuant to written leases as listed on the Rent Roll and for which rent has commenced and is being paid currently, provided such space also includes (i) space which is leased to tenants pursuant to written leases as listed on the Rent Roll as of the date hereof for which rent has not yet commenced, and (ii) space under any other new leases which Buyer approves.

                                   ARTICLE 7
                                    CLOSING

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of Seller's counsel on April 30, 1999. It is agreed that time is of the essence in this Agreement.

      7.2 On the Closing Date Seller shall deliver or cause to be delivered each of the following items to Buyer:

            (a) A duly executed and acknowledged Special Warranty Deed conveying the Real Property and the Improvements to Buyer in the form attached hereto as Schedule G;

            (b) Duly executed quitclaim bill of sale conveying the Personal Property to Buyer in the form attached hereto as Schedule H;

            (c)  Duly  executed   assignment   and  assumption  of  Leases  (the
      Assignment of Leases) in the form attached hereto as Schedule I;

            (d) Duly executed assignment and assumption of Contracts, and intangible property (the Assignment of Contracts) in the form attached hereto as Schedule J;

            (e) Transfer tax statements (or similar affidavits or forms), if required of the Seller by local law to effect transfer or recordation of the Special Warranty Deed;

            (f) Certificate or certificates of non-foreign status from Seller in the form attached hereto as Schedule K;

            (g) Customary affidavits and indemnities sufficient for the Title Company to delete any exceptions for mechanics or materialmen's liens from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (h) Counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the Closing Statement);

            (i) Original tenant estoppel certificates from Waccamaw Corporation and Phar-Mor, Inc. and to the extent received from all other tenants;

            (j) Subordination non-disturbance and attornment agreements executed by tenants to the extent received by such tenants;

            (k) All business and accounting records pertaining to the operation of the Property in Seller's possession;

            (l) All original Leases and tenant correspondence in each case, if in Seller's possession;

            (m)   Keys to all locks which manager has in its possession;

            (n) Notice letters from Seller to tenants of the sale of the Property and assignment of the Leases; and

            (o) All documents customarily and reasonably required by Title Company confirming Seller's authority to sell the Property.

      7.3 On the Closing Date Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b)   Duly executed Assignment of Leases;

            (c)   Duly executed Assignment of Contracts;

            (d)   Counterpart original of the Closing Statement; and

            (e) Such other instruments as Seller may reasonably request to effectuate the transaction contemplated by this Agreement.


                                   ARTICLE 8
                           CASUALTY AND CONDEMNATION

      8.1 If the Improvements are damaged by fire or any other casualty and repair of the Improvements from such damage involves repair costs equal to or more than One Million Dollars ($1,000,000.00), in the discretion of Seller, and the Improvements are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, all amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements shall have been substantially destroyed, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). For purposes of this subparagraph (b), substantially destroyed shall mean damage, in Seller's reasonable judgment, greater than One Million Dollars $1,000,000.00.

      8.2 If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an Eminent Domain Taking), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is thirty (30) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed all awards recovered or recoverable by Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by Seller in obtaining such award.


                                   ARTICLE 9
                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement other than Kessinger/Hunter & Company, LLC and Retail Properties, Inc. (Seller's Agent). Seller will indemnify, defend and hold Buyer harmless from and against any claims of Seller's Agent for any commission, finders fee, or other compensation in connection with the transactions contemplated by this Agreement. Seller agrees to pay Seller's Agent its commission in accordance with a separate agreement between Seller and Seller's Agent.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorney's fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty. This Section 9 shall survive the Closing or earlier termination of the Agreement.

                                  ARTICLE 10
                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, or if Seller defaults in its obligation to close hereunder, Buyer shall have the following remedies, (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount and all interest earned thereon.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount and all interest earned thereon as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or which owns or controls Buyer on a date not later than ten (10) Business Days (as hereinafter defined) prior to the Closing Date. Unless notice of such assignment or transfer is given to Seller within five (5) Business Days of such assignment or transfer, such assignment or transfer shall be null and void for the purposes of this Agreement. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Buyer:

            ANBIL II Corp.
            105 Town Center Road
            Suite 10
            King of Prussia, PA 19406
            Attention:
            Telecopy:

      with a copy to:

            Gordon Altman Butowsky Weitzen Shalov & Wein
            114 West 47th Street
            New York, NY 10036
            Attention: Andrew N. Heine, Esq.
            Telecopy: (212) 626-0799

(2) If to Seller:

            West Ashley Shoppes Associates
            c/o PaineWebber Properties Incorporated
            265 Franklin Street, 15th Floor
            Boston, MA 02110
            Attention: Mr. Peter Sullivan
            Telecopy: (617) 345-8725

      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention: Andrew C. Sucoff, Esq.
            Telecopy: (617) 227-8591


(3) If to the Title Company:

            First American Title Insurance Company of New York
            228 East 45th Street
            New York, NY 10017
            Attention: Steven G. Rogers, Esq.
            Telecopy: (212) 331-1580

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of South Carolina.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Title Company is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and not withstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section
5.3 or Section 5.4 above. From and after the Diligence Date the Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. If the Escrowed Amount is in the form of a letter of credit and the expiry thereof has not been extended, Title Company shall cause the letter of credit to be drawn upon and hold the proceeds as the Escrowed Amount. The Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      11.11 In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's gross negligence or willful misconduct, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorney's fees of counsel retained by Title Company. Any such costs and expenses not paid by the parties after billing and supporting documentation by Title Company may be paid by Title Company out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.14 As used herein, the term business day shall mean any day other than on Saturday, Sunday, or federal holiday.

      11.15 Property Conveyed AS IS.

            (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED (HEREINAFTER DEFINED) TO BE DELIVERED AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THAT PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S OR ITS PROPERTY MANAGERS SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (b) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER
REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY AS IS, WHERE IS, WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE AS IS NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.


                                --------------
                               Buyer's Initials

                                  ARTICLE 12
                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the Designee) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the IRS) on IRS Form 1099-S; (2) to provide the
Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                 [Remainder of page left intentionally blank]

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    WEST ASHLEY SHOPPES ASSOCIATES


                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, its General Partner

                                        By: Second Equity Partners, Inc.,
                                            its General Partner

                                            By: /s/Peter F. Sullivan
                                                --------------------
                                                Name: Peter F. Sullivan
                                                Title: Vice President


                                    BUYER:

                                    ANBIL II CORP.


                                    By:  /s/ Andrew N. Heine
                                         -------------------
                                         Name: Andrew N. Heine
                                         Title:   President


                                    TITLE COMPANY:

                                    FIRST AMERICAN TITLE INSURANCE
                                    COMPANY OF NEW YORK


                                    By: /s/ Steven G. Rogers
                                        --------------------
                                        Name:  Steven G. Rogers

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                   PURCHASE AND SALE AGREEMENT BY AND BETWEEN
                   WEST ASHLEY SHOPPES ASSOCIATES (SELLER) AND
                             ANBIL II CORP. (BUYER)

      This First Amendment to Amended and Restated Purchase and Sale Agreement (this First Amendment) is entered into as of the 15th day of March, 1999 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated February 2, 1999, as amended and restated in that certain Amended and Restated Purchase and Sale Agreement dated as of February 26, 1999 (the Purchase and Sale Agreement); and

      WHEREAS, Buyer and Seller desire to amend the Purchase and Sale Agreement as set forth below.

      NOW, THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this First Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

      1. The first sentence of Section 4.5 is hereby deleted in its entirety and replaced with the following language:

            Seller shall (i) obtain tenant estoppel certificates which do not list any monetary defaults from Waccamaw Corporation, Phar-Mor, Inc., Countrywide Home Loans, Inc. (Countrywide), LH&P, LLC d/b/a Once Upon a Child (Once Upon a Child) and such other tenants as are required so that such certificates are received from tenants occupying at least 119,000 square feet at the Property, and (ii) use commercially reasonable efforts to obtain tenant estoppel certificates, from all other tenants currently occupying their space under its respective Lease in each case, in the form attached hereto as Schedule E or in the form attached to or containing the information required under such Lease, if any. The Countrywide and Once Upon a Child tenant estoppel certificates set forth in (i) above shall state, in addition to the requirements set forth herein, that there exists no unsatisfied conditions precedent for such tenant to commence payment of rent on or before June 1, 1999.

      2. Section 4.6 is hereby deleted in its entirety and replaced with the following language:

            Seller shall submit subordination, non-disturbance and attornment agreements to all tenants currently occupying space under a Lease in the form attached hereto as Schedule M. It shall be a condition precedent to Closing that Seller obtain subordination, non-disturbance and attornment agreements from Waccamaw Corporation, Phar-Mor, Inc. and Audio Warehouse (i) in the form required or containing the information required under such Lease, or (ii) in the form attached hereto as Schedule M.

      3. The phrase Special Warranty Deed in the first line of Section 6.2 and the first line of Section 7.2(a) is hereby deleted and replaced with General Warranty Deed.

      4. Section 7.1 is hereby deleted in its entirety and replaced with the following language:

            The consummation of the purchase and sale contemplated in this Agreement (the Closing) shall occur at the offices of Seller's counsel on May 15, 1999. It is agreed that time is of the essence in this Agreement.

      5. Section 7.2(i) is hereby deleted in its entirety and replaced with the following language:

            Original tenant estoppel certificates from Waccamaw Corporation, Phar-Mor, Inc., Countrywide and Once Upon a Child and to the extent received from all other tenants;

      6. Section 7.2(j) is hereby deleted in its entirety and replaced with the following language:

            Subordination, non-disturbance and attornment agreements executed by tenants to the extent received by such tenants and as required pursuant to Section 4.6;

      7. The first sentence of Section 11.1 is hereby deleted in its entirety and replaced with the following language:

            Buyer may only assign or transfer its rights under this Agreement to an entity owned or managed by Andrew N. Heine or which owns or controls Buyer on a date not later than ten (10) Business Days (as hereinafter defined) prior to the Closing Date.

      8. Schedule E is hereby deleted in its entirety and replaced with Schedule E attached hereto.

      9. Schedule M is hereby deleted in its entirety and replaced with Schedule M attached hereto.

      10. Except as hereinabove set forth, all terms, covenants and provisions of the Purchase and Sale Agreement remain unaltered and in full force and effect, and Seller and Buyer hereby expressly ratify the Purchase and Sale Agreement, as modified and amended herein.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed under seal as of the day and year first written above.

                                    SELLER:

                                    WEST ASHLEY SHOPPES ASSOCIATES


                                    By: PaineWebber Equity Partners Two Limited
                                        Partnership, its General Partner

                                        By: Second Equity Partners, Inc.,
                                            its General Partner

                                            By: /s/Peter F. Sullivan
                                                --------------------
                                                Name: Peter F. Sullivan
                                                Title: Vice President


                                    BUYER:

                                    ANBIL II CORP.


                                    By:  /s/ Andrew N. Heine
                                         -------------------
                                         Name: Andrew N. Heine
                                         Title:   President


7(a). On or before the Closing Date Seller shall deliver or cause to be delivered to Buyer a reliance letter from Dames & Moore or its successors or assigns substantially in the form attached hereto as Exhibit 1.
                                     2(a)

             ASSIGNMENT OF CONTRACT, WITH ACCEPTANCE AND ASSUMPTION


FOR VALUE RECEIVED,

      ANBIL II CORP., a Texas corporation having offices at 105 Town Centre Road, King of Prussia, Pennsylvania 19406 (hereinafter "Assignor"),

hereby assigns, transfers and sets over unto

      West Ashley Shoppes LLC, a South Carolina limited liability company having offices at 105 Town Centre Road, King of Prussia, Pennsylvania 19406 (hereinafter, "Assignee"),

all of Assignor's right, title and interest in and to that certain Amended and Restated Purchase and Sale Agreement dated as of February 26, 1999 (as amended, the "Contract"), by and between West Ashley Shoppes Associates, as Seller, and Assignor, as Buyer, relating to the real property and improvements known as the West Ashley Shopping Center, located on Orleans Road in Charleston, South Carolina, as more practically described in the Contract, together with all sums paid or deposited on account of the purchase price thereunder.

To have and to hold unto Assignee, and the successors and assigns of Assignee, forever.

By its execution hereof, Assignee hereby (i) accepts the within assignment, (ii) agrees to be bound by the Contract as Buyer thereunder, subject to the limitations of liability therein contained, and (iii) assumes, subject to the limitations of liability therein contained, all of obligations of Buyer under the Contract.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Contract with Acceptance and Assumption, as of the 28th day of April, 1999.

            Assignor:                           Anbil II Corp.

                                                By: /s/ Andrew N. Heine
                                                    -------------------
                                                    Andrew N. Heine
                                                    President

            Assignee:                           West Ashley Shoppes LLC

                                                By: Anran Inc., Manager

                                                      By:  /s/ Andrew N. Heine
                                                           -------------------
                                                           Andrew N. Heine
                                                           President

                             GENERAL WARRANTY DEED


STATE OF SOUTH CAROLINA       )
                                    )     TITLE TO REAL ESTATE
COUNTY OF CHARLESTON          )

     KNOW ALL MEN BY THESE PRESENTS that WEST ASHLEY SHOPPES ASSOCIATES (Grantor), a South Carolina general partnership, in the State aforesaid, for and in consideration of the sum of Eight Million One Hundred Thousand Dollars ($8,100,000.00), to it in hand paid by WEST ASHLEY SHOPPES LLC (Grantee), a South Carolina limited liability company, in the State aforesaid, the receipt whereof is hereby acknowledged, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release, unto said WEST ASHLEY SHOPPES LLC, its heirs and assigns forever, the following described real property, to wit:

     See Exhibit A, being a portion of the property conveyed to West Ashley Shoppes Associates by deed of Orleans Road Development Company, a Missouri general partnership, dated March 10, 1988 and recorded on March 10, 1988 in Book B-173, Page 77 in the RMC Office for Charleston County, South Carolina (the Real Property).

     TMS  #:   351-09-00-056;   351-09-00-058;   351-09-00-059;   351-09-00-060;
351-09-00-061

     Grantees Address: 105 Town Centre Road, King of Prussia, Pennsylvania 19406

     TOGETHER with all and singular, the Rights, Members, Hereditaments and Appurtenances to the said Premises belonging, or in anywise incident or appertaining.

     SUBJECT TO the items set forth on Exhibit B.

     TO HAVE AND TO HOLD, all and singular, the said Premises before mentioned, unto the said WEST ASHLEY SHOPPES LLC, its heirs and assigns forever.

     AND Grantor does hereby bind itself and its heirs, executors, administrators, successors and assigns, to warrant and forever defend, all and singular, the said Premises unto said WEST ASHLEY SHOPPES LLC, its heirs, successors and assigns, against itself and its heirs, successors and assigns, and every person whomsoever lawfully claiming, or to claim the same, or any part thereof.

     WITNESS the Grantors Hand and Seal this 14th day of May, in the year of our Lord one thousand nine hundred and ninety-nine, and in the two hundred and twenty-third year of the Sovereignty and Independence of the United State of America.

SIGNED, SEALED AND DELIVERED              WEST ASHLEY SHOPPES ASSOCIATES
IN THE PRESENCE OF:

                                    By: PaineWebber Equity Partners Two
                                        Limited Partnership, its General Partner

                                        By: Second Equity Partners, Inc., its
                                            General Partner

                                        By:  /s/Peter F. Sullivan
                                             --------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President


                                    By: Second Equity Partners, Inc., its
                                        General Partner

                                        By: /s/Peter F. Sullivan
                                            --------------------
                                            Name: Peter F. Sullivan
                                            Title: Vice President



STATE OF MASSACHUSETTS        )
                              )     ACKNOWLEDGMENT
COUNTY OF SUFFOLK             )

      The foregoing instrument was acknowledged before me this 14th day of May, 1999 by Peter Sullivan, the Vice President of Second Equity Partners, Inc., the General Partner of PaineWebber Equity Partners Two Limited Partnership, a General Partner of West Ashley Shoppes Associates.


/s/ Linda Z. MacDonald
    ------------------
Notary Public
My Commission Expires: 11/12/99
(SEAL)

           ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS



            THIS ASSIGNMENT OF LEASES AND SECURITY DEPOSITS (Assignment) is made and entered into effective this 11th day of May, 1999, by and between West Ashley Shoppes Associates, a South Carolina general partnership (Assignor) and West Ashley Shoppes LLC, a South Carolina limited liability company (Assignee).

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in the Charleston, South Carolina, more particularly described on EXHIBIT A attached hereto and by this reference incorporated herewith (the Property).

      B. Assignor has previously, in its capacity as owner of the Property, entered into certain occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT B attached hereto and by this reference incorporated herewith (Leases).

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT C attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignors right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT C to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

      3. Multiple Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. All signatures need not appear on any one counterpart.

IN WITNESS WHEREOF, the undersigned parties have executed this Assignment as of the date first written above.


                                    ASSIGNOR:

                                    WEST ASHLEY SHOPPES ASSOCIATES


                                    By: PaineWebber Equity Partners Two
                                        Limited Partnership, its General Partner

                                        By: Second Equity Partners, Inc., its
                                            General Partner

                                        By:  /s/Peter F. Sullivan
                                             --------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President


                                    By: Second Equity Partners, Inc., its
                                        General Partner

                                        By: /s/Peter F. Sullivan
                                            --------------------
                                            Name: Peter F. Sullivan
                                            Title: Vice President


                                    ASSIGNEE:

                                    WEST ASHLEY SHOPPES LLC


                                    By:   Anran Inc., its Manager

                                          By:  /s/ Andrew N. Heine
                                               -------------------
                                               Name: Andrew N. Heine
                                               Title: President

            ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES


      This Assignment and Assumption of Contracts and Intangibles (this Assignment) is made and entered into as of this 11th day of May, 1999, by and between West Ashley Shoppes Associates, a South Carolina general partnership, (Assignor), and West Ashley Shoppes LLC, a South Carolina limited liability company, (Assignee).

                                  WITNESSETH:

      Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignors estate, right, title and interest in and to the following:

      1. all licenses, permits, certificates of occupancy, approvals, entitlement, dedications, and subdivision maps issued, approved or granted by any governmental authorities or otherwise in connection with the real property known as West Ashley Shopping Center, Charleston, South Carolina (Property) described in Exhibit A attached hereto; the use of the name West Ashley Shopping Center and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Property; all development rights and other intangible rights, titles, interests, privileges and appurtenances of Assignor related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals issued, approved or granted by any private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property (collectively, Licenses and Permits);

      2. all plans and specifications respecting any buildings or improvements located on the Property; and all building inspection reports pertaining to the Property which are owned by and within the possession or control of Assignor (collectively, Records and Plans);

      3. all warranties and guaranties in effect with respect to the Property, including, but not limited to, (i) that certain warranty, number MS187541 issued by Duro-Last Roofing, Inc., and (ii) that certain warranty, number NO048855 issued by Firestone Building Products Company, and all contracts for services and all operating agreements currently in effect with respect to the Property (the Contracts); and

      4. the interest of Assignor in all other intangible personalty relating to the use and operation of the Property including good will if any (the Intangibles).

      Assignor makes no warranties of any kind or nature, express or implied, regarding the Licenses and Permits, Records and Plans and Contracts and Intangibles.

      Assignee hereby assumes the performance of all of the terms, convents and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising on or after the date of delivery of this Assignment. Assignor shall be responsible for the performance of all of the terms, covenants and conditions imposed upon Assignor under the Licenses and Permits, Records and Plans and Contracts arising prior to the date of delivery of this Assignment.

      This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts, taken together, shall constitute one and the same instrument.

      The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first written above.


                                    ASSIGNOR:

                                    WEST ASHLEY SHOPPES ASSOCIATES


                                    By: PaineWebber Equity Partners Two
                                        Limited Partnership, its General Partner

                                        By: Second Equity Partners, Inc., its
                                            General Partner

                                        By:  /s/Peter F. Sullivan
                                             --------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President


                                    By: Second Equity Partners, Inc., its
                                        General Partner

                                        By: /s/Peter F. Sullivan
                                            --------------------
                                            Name: Peter F. Sullivan
                                            Title: Vice President

                                    ASSIGNEE:

                                    WEST ASHLEY SHOPPES LLC


                                    By:   Anran Inc., its Manager


                                          By: /s/ Andrew N. Heine
                                              -------------------
                                          Name: Andrew N. Heine
                                          Title: President



                     FIRST AMERICAN TITLE INSURANCE COMPANY

                              SETTLEMENT STATEMENT

COMMITMENT NO.:      135-SC-28327

SELLER:              WEST ASHLEY SHOPPES ASSOCIATES

PRUCHASER:           WEST ASHLEY SHOPPES, LLC

PROPERTY:            WEST ASHLEY SHOPPING CENTER, CHARLESTON, SC

CLOSING DATE:        5/14/99



                                                                                   PURCHASER'S           SELLER'S
                                                                                   CREDITS               CREDITS
                                                                                   -------               -------

PURCHASE PRICE:         $8,100,000.00                                                               $ 8,100,000.00

ADJUSTMENTS:
Prorations:             Period days    Amount      Days       Per Diem
                        -----------    ------      ----       ---------
   Real Estate Taxes      365        $121,680.02     133      333.3699178          44,338.20
   Storm Sewer Fee         31          $  868.31     13        28.01                  364.13
   Rent Cam Ins. Tax Adj.                                                          53,290.83
   Commission On Countrywide Homes Loans, Inc.                                                           11,550.00
   Commission on One Way Eyeglasses renewal                                                               1,136.19
   Tenant Improvement costs Once Upon a Child's                                    15,000.00
   Security Deposits                                                               14,525.00
   Sweeping Bill                                                                                            377.42
   Fee for Transfer of Letter of Credit                                               250.00
   Phar-Mor 1999 CAM and Real Estate Taxes                                                               31,511.91
                                                                                ------------         -------------
Sub-Total                                                                         127,768.16          8,144,575.52
Seller's Adjustments                                                                                   (127,768.16)
                                                                                                     -------------
ADJUSTED PURCHASE PRICE                                                                               8,016,807.36




                                                                                   PURCHASER'S           SELLER'S
                                                                                   CREDITS               CREDITS
                                                                                   -------               -------


SELLER'S CHARGES:
   Realty Transfer Tax                                                                                    29,970.00
   Broker's Commission:  Kessinger/Hunter & Company, I.C.                                                 99,000.00
   Broker's Commission  Retail Properties, Inc.                                                           66,000.00
                                                                                                      -------------
TOTAL SELLER'S CHARGES                                                                                   194,970.00

NET DUE SELLER:                                                                                        8,016,807.36
                                                                                                      -------------

NET DUE SELLER LESS SELLER'S CHARGES:                                                                 $7,821,837.36
                                                                                                      =============

SELLER:                                                           PURCHASER:

West Ashley Shoppes Associates                                    West Ashley Shoppes, LLC
(see attached)                                                    By:  Anran Inc., Manager

                                                                     By:  /s/ Andrew N. Heine
                                                                          -------------------
                                                                          Andrew N. Heine
                                                                          President


EXECUTED as of this 13th day of May, 1999.


                                    WEST ASHLEY SHOPPES ASSOCIATES


                                    By: PaineWebber Equity Partners Two
                                        Limited Partnership, its General Partner

                                        By: Second Equity Partners, Inc., its
                                            General Partner

                                        By:  /s/Peter F. Sullivan
                                             --------------------
                                             Name: Peter F. Sullivan
                                             Title: Vice President


                                    By: Second Equity Partners, Inc., its
                                        General Partner

                                        By: /s/Peter F. Sullivan
                                            --------------------
                                            Name: Peter F. Sullivan
                                            Title: Vice President

                         WEST ASHLEY SHOPPES: TRACT E
                          CHARLESTON, SOUTH CAROLINA

                          PURCHASE AND SALE AGREEMENT



      THIS PURCHASE AND SALE AGREEMENT (the Agreement) is made and entered into as of the 2nd day of February, 1999, by and between WEST ASHLEY SHOPPES ASSOCIATES (the Seller), a South Carolina general partnership with an address of c/o PaineWebber Properties Incorporated, 265 Franklin Street - 15th Floor, Boston, Massachusetts 02110, and KELLY & COHEN APPLIANCES, INC. (the Purchaser), an Ohio corporation with an address of 2875 Needmore Road, Dayton, Ohio 45414.


                                   RECITALS

      A. Seller is the owner of the Property (as such term is hereinafter defined).

      B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.

      THEREFORE, in consideration of and in reliance upon the above Recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    PURCHASE AND SALE OF PROPERTY.

      Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the land known as Tract E of West Ashley Shopping Center in Charleston, South Carolina, as more particularly described in Exhibit A attached hereto, together with and subject to all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (all of which is hereinafter collectively referred to as the Property).

2.    PURCHASE PRICE.

      The purchase price to be paid by Purchaser to Seller for the Property is Two Hundred and Eighty Thousand Dollars ($280,000) (the Purchase Price), which shall be paid as follows:

1. Earnest Money. Upon the execution of this Agreement by Seller and Purchaser, Seller, Purchaser and Escrowee, as hereinafter defined, shall execute the Earnest Money Escrow Instructions, in the form attached hereto as Exhibit B (the Escrow Instructions) and Purchaser shall deliver to the Old Republic National Title Insurance Company (Escrowee) immediately available federal funds in the amount of Ten Thousand Dollars ($10,000) (the Deposit). The Deposit, together with the Additional Deposit, and the Second Additional Deposit, all as hereinafter defined, and any interest earned thereon net of investment costs, is referred to in this Agreement as the Earnest Money. Escrowee will hold, invest in an interest bearing account and discharge the Earnest Money pursuant to the terms and conditions of this Agreement and the Escrow Instructions.

2. Cash at Closing. At Closing, as hereinafter defined, Purchaser shall pay to Seller the Cash Balance.

            As used herein, the Cash Balance payable by Purchaser to Seller at Closing shall equal the Purchase Price less the Earnest Money, such sum to be paid in immediately available federal funds to an account designated by Seller in writing to Purchaser, subject, however, to such adjustments as are required by this Agreement.

3.    STATUS OF TITLE TO PROPERTY.

1. State of Title. At Closing, Seller shall convey to Purchaser fee simple estate in and to the Property by a recordable special warranty deed, subject to: covenants, conditions, restrictions and easements of record, including but not limited to the restrictions listed on Exhibit A-1, attached hereto, the lien of general real estate taxes which are not yet due or payable and any lien for special taxes or assessments which are not yet due or payable (all of which is hereinafter collectively referred to as the Permitted Exceptions). Purchaser hereby covenants and agrees to comply with the Permitted Exceptions and that any party with standing, including Seller, shall have the right to take any and all legal actions necessary to compel Purchasers specific performance of this covenant, it being acknowledged that damages at law would be an inadequate remedy. The preceding sentence shall survive Closing.

2. Preliminary Evidence of Title. Purchaser shall obtain at its sole cost and expense the following documents to evidence the condition of Seller's title to the Property and Purchaser shall provide Seller with a copy of such documents as the same are received by Purchaser:

(1) a commitment (the Title Commitment) for an ALTA Form B (1987) Owners Title Insurance Policy proposing to insure Purchaser and committing to insure the Property in the amount of the Purchase Price, issued by Old Republic National Title Insurance Company through the office of Trident Abstract Co., Inc., with an address of P.O. Box 858, Charleston, South Carolina, 29402 (the Title Insurer).

(2) written results of searches (the UCC Searches) conducted by a company reasonably acceptable to Purchaser of the records of the County Recorder and Secretary of State of the State in which the Property is located for Uniform Commercial Code Financing Statements, tax liens and the like in either the name of Seller, the Property or any other name or location reasonably requested by Purchaser, effective as of a date after the date of this Agreement;

(3) legible copies of all documents of record referred to in the Title Commitment or disclosed by the UCC Searches, and all other documents evidencing or relating to matters reflected in the Title Commitment or the UCC Searches; and

(4) a current survey (the Survey) of the Property certified to Purchaser and the Title Insurer (and such other persons or entities as Purchaser may designate) by a surveyor in the State in which the Property is located.

3. Title Defects. If the Title Commitment, UCC Searches or Survey (or any revision or update of any of them) discloses exceptions to title or other matters to which Purchaser objects, Purchaser shall so notify Seller at least ten (10) days prior to the expiration of the Initial Due Diligence Period, as hereinafter defined, and Seller shall have until the day prior to the expiration of the Initial Due Diligence Period (Seller's Cure Period) to notify Purchaser whether it will have such exception to title removed, bonded over or corrected. If within Seller's Cure Period, Seller fails to so notify Purchaser that it will have each such unpermitted exception removed, bonded over or corrected as aforesaid, Purchaser may, at its option, either (i) terminate this Agreement and immediately receive from the Escrowee the Earnest Money, in which event this Agreement, without further action of the parties, shall be terminated and be null and void and neither party shall have any further rights or obligations under this Agreement, or (ii) elect to accept title to the Property as it then is. Failure by the Purchaser to elect to terminate this Agreement within the time period specified shall be deemed acceptance by the Purchaser of title to the Property subject to all matters disclosed in the Title Commitment, UCC Searches or Survey and all such matters shall be deemed to be Permitted Exceptions.

4.    CLOSING.

1. Closing Date. The Closing of the transaction contemplated by this Agreement shall occur at 10:00 a.m. Charleston, South Carolina time fifteen (15) days after the expiration of the last to occur of (i) the Initial Due Diligence Period (ii) the First Extension Period or (iii) the Second Extension Period, all as hereinafter defined, or earlier with the written notice of Purchaser, which notice shall be given at least ten (10) days prior to the proposed Closing. The Closing shall occur at the offices of Seller or Seller's counsel, or at such other time and place as Seller and Purchaser shall agree in writing.
The Closing Date shall be the date of Closing.

2.    Closing Documents.

(1) At Closing, Seller shall deliver to Purchaser a copy of each of the following:

(1) a special warranty deed, subject only to the Permitted Exceptions, sufficient to transfer and convey to Purchaser fee simple title to the Property as required by this Agreement, and otherwise in form reasonably acceptable to the Escrowee;

(2) any and all affidavits, certificates or other documents reasonably and customarily required by the Title Insurer in order to enable it to issue an Owners Title Insurance Policy without exception for parties in possession or mechanics liens created by Seller;

(3) a copy of such evidence of Seller's power and authority as the Title Insurer reasonably requires;

(4) Seller's nonforeign affidavit, in the form attached hereto as Exhibit C;

(2) Purchaser.  At Closing,  Purchaser shall deliver or cause to be delivered to
Seller:

(1)   the Cash Balance as required pursuant to Section 2(B) above; and

(2) executed counterparts of any other documents listed in Section 4(B)(i) required to be signed by Purchaser.

3. Closing Prorations and Adjustments. A statement of prorations and other adjustments shall be prepared by Purchaser in conformity with the provisions of this Agreement and submitted to Seller for review and approval not less than two
(2) business days prior to the Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the Property on the Closing Date, provided Seller receives the Cash Balance from Purchaser by 2:00 p.m. Charleston, South Carolina time on the Closing Date. Real estate taxes, assessments, special taxes, special assessments and other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as the tax figures are finalized.

4. Closing Costs. Purchaser shall pay the cost of title insurance premiums (including the cost of endorsements thereto), survey costs, recording charges for the deed and one half of any fees charged by Escrowee in connection with the Escrow Instructions. Transfer taxes, recording charges for lien releases and one half of any fees charged by Escrowee in connection with the Escrow Instructions shall be paid by Seller. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

5. Possession. Upon Closing, Seller shall deliver to Purchaser full and complete possession of the Property, subject only to the Permitted Exceptions.

5.    CASUALTY LOSS AND CONDEMNATION.

            If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or materially damaged by casualty (that is, damage or destruction which Seller reasonably believes would cost in excess of $50,000 to repair), Seller shall provide Purchaser with written notice of such casualty and Purchaser shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall pay the full purchase price but shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing and thereafter, execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement, Purchaser shall provide written notice to Seller to such effect on or before the date which is ten (10) days from the Seller's notice to Purchaser of such casualty or on the Closing Date, whichever occurs first, and the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement.

6.    REPRESENTATIONS AND WARRANTIES.

            Seller represents and warrants to Purchaser that as of the date of this Agreement Seller is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement.

7.    DUE DILIGENCE.

1. Initial Due Diligence Period. Purchaser shall have between the date hereof and 5:00 p.m. Charleston, South Carolina time on the date which is ninety (90) days from the date of this Agreement (the Initial Due Diligence Period) to conduct such due diligence review of the Property and such other material it deems appropriate. If Purchaser shall reasonably determine that it does not wish to purchase the Property based on the results of such due diligence, Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Initial Due Diligence Period and thereafter Seller and Purchaser shall have no further obligations or liabilities to each other hereunder, except as stated herein. If Purchaser fails to give such notice prior to the expiration of the Initial Due Diligence Period, then it shall deposit an additional Ten Thousand Dollars ($10,000.00) (the Additional
Deposit) in escrow with the Escrowee and shall conclusively be deemed to be satisfied with the results its diligence other than receipt of a building permit and shall have elected to waive its right to terminate this Agreement under this
Section 7 and the Earnest Money shall become non-refundable to the Purchaser and the property of the Seller, except as expressly set forth hereunder.

2. Extension of Initial Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement provided that Purchaser makes the Additional Deposit and applies for and diligently pursues obtaining a building permit from the City of Charleston, the Initial Due Diligence Period shall be extended for thirty (30) days (the First Extension Period). If, despite Purchasers diligent efforts, the building permit has not been obtained prior to the expiration of the First Extension Period, Purchaser shall have the right, to extend the First Extension Period for an additional period of thirty (30) days (the Second Extension Period) by so notifying Seller in writing and depositing prior to the expiration of the First Extension Period an additional deposit of Ten Thousand Dollars ($10,000.00) (the Second Additional Deposit) in escrow with the Escrowee. If, despite Purchasers diligent efforts, the application for a building permit is denied, the Earnest Money shall be refunded to Purchaser and this Agreement shall be null and void without further recourse to either party except for those provisions which are expressly intended to survive hereunder. The Earnest Money shall otherwise be nonfundable after the expiration of the Initial Due Diligence Period.

3. Inspection. During the Initial Due Diligence Period, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property, provided Purchaser is accompanied by a representative or agent of Seller, to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Purchaser. Notwithstanding the foregoing, Purchaser shall (i) restore any damage caused by its entrance onto or inspection of the Property to the condition that the Property was in prior to commencing any tests, studies or investigations, and (ii) furnish to Seller certificates of insurance evidencing such insurance reasonably required by Seller and listing Seller and Purchaser as additional insureds thereunder.

4. Liens and Indemnity. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend and hold Seller harmless from and against any and all loss, costs, actual damage or third party claims in any way arising from Purchasers inspections or examinations of the Property prior to the Closing Date, including reasonable attorney's fees, incurred by Seller as a result of such entry or investigation by or on behalf of the Purchaser. This indemnity obligation shall survive the termination of this Agreement for any reason.

5. Return Materials. If this Agreement is terminated pursuant to this Section 7, Purchaser shall return all materials provided by Seller to Purchaser pertaining to the Property or obtained by Purchaser in its due diligence as a condition precedent to receiving the Earnest Money from the Escrowee.

8.    BROKERAGE.

            Seller agrees to pay the brokerage commission due for services rendered in connection with the sale and purchase of the Property to Elcan & Associates Inc. and Retail Properties, Inc. Said brokerage commission shall become due and payable only upon a successful closing of the transaction contemplated herein. Seller shall indemnify, defend and hold Purchaser harmless for and against any and all claims of all brokers and finders claiming by, through or under Seller and in any way related to the sale and purchase of the Property pursuant to this Agreement, including without limitation, attorney's fees incurred by Purchaser in connection with such claims. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims of all brokers and finders (other than Elcan & Associates Inc. and Retail Properties, Inc.) claiming by, through or under Purchaser and in any way related to the sale and purchase of the Property pursuant to this Agreement, including, without limitation, attorney's fees incurred by Seller in connection with such claims.

9.    DEFAULTS AND REMEDIES.

1. Seller's Default. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement, at Purchasers option, either (i) the Earnest Money shall be returned to Purchaser as liquidated damages, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement, or (ii) Purchaser may waive such default and close. In the event that Purchaser elects option (i) above, Purchasers right to receive the Earnest Money shall be Purchasers sole and exclusive remedy against Seller. Further, Purchaser acknowledges and agrees that (w) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered by Purchaser as a result of the failure of the Closing to occur due to a default by Seller under this Agreement; (x) the actual damages suffered by Purchaser as a result of such failure to occur of the Closing due to a default of Seller under this Agreement would be extremely difficult and impractical to determine; (y) Seller seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Seller under this Agreement; and (z) the Earnest Money shall be and constitutes valid liquidated damages.

2. Purchaser's Default. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money shall be forfeited to Seller as liquidated damages (which shall be Seller's sole and exclusive remedy against Purchaser), at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement. Seller acknowledges and agrees that (i) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Earnest Money shall be and constitutes valid liquidated damages.

11.   SELLER'S APPROVAL RIGHTS.

      A. Offer. The submission of a draft of this Agreement shall not constitute an offer or a counteroffer, it being the express intention of the parties that no agreement has been reached unless and until the Agreement has been fully executed and delivered by all parties and the Escrow Agreement and Deposit are made within three (3) days thereafter.


      B. Approval of Aesthetics. Purchaser shall have between the date hereof and 5:00 p.m. Charleston, South Carolina time on the date which is forty-five
(45) days from the date hereof to submit to Seller architectural renderings, in such detail as Seller reasonably requires, of any and all buildings, including without limitation all four sides of the buildings, signs, and landscaping (all of which is hereinafter collectively referred to as the Renderings) proposed for the Property by Purchaser or its agent or assigns. Within ten (10) days after the submission of the Renderings, Seller shall either (i) approve the Renderings or (ii) not approve the Renderings and propose changes thereto. If Seller does not approve the Renderings, then Purchaser shall either (i) incorporate any and all of Seller's changes into the design of the Renderings or (ii) terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Initial Due Diligence Period and thereafter Seller and Purchaser shall have no further obligations or liabilities to each other hereunder, except as stated herein.

      Purchaser hereby covenants and agrees that all alterations, changes, signage and any and all other improvements to the Property (the Improvements) shall conform to the aesthetic design of the approved Renderings. If Seller reasonably determines, at any time, that the Improvements do not conform to the aesthetic design of the approved Renderings, then Purchaser shall correct the Improvements promptly to conform to the aesthetic design of the approved Renderings after receipt of written notice from the Seller to do so unless the Seller gives written acceptance of such nonconformity to Purchaser. This Paragraph shall survive Closing and shall apply to all Improvements.

13.   MISCELLANEOUS.

      A. Entire Agreement. This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the Property and shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the Property is hereby rendered null and void.

      B. Time of the Essence. Time is of the essence regarding this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

3. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:


(1)   If to Seller:

                  c/o PaineWebber Properties Incorporated
                  265 Franklin Street, 16th Floor
                  Boston, Massachusetts 02110
                  Phone: 617/439-8106
                  Facsimile: 617/345-8725
                  Attention: Peter Sullivan

                  With a copy to:

                  Goodwin Procter & Hoar, LLP
                  Exchange Place
                  Boston, Massachusetts 02109
                  Phone: 617/570-1995
                  Facsimile: 617/227-8591
                  Attention: Andrew Sucoff, Esq.

(2) If to Purchaser:

                  Kelly & Cohen Appliances, Inc.
                  2875 Needmore Road
                  Dayton, Ohio 45414
                  Phone: (937) 276-3931
                  Facsimile: (937) 276-8643
                  Attention: Chief Financial Officer

                  With a copy to:

                  Chernesky, Heyman & Kress
                  1100 Courthouse Plaza, S.W.
                  Dayton, Ohio  45402
                  Phone: (937) 449-2800
                  Facsimile: (937) 449-2821
                  Attention: Edward M. Kress, Esq.

      All notices given in accordance with the terms hereof shall be deemed given and received when sent or when delivered personally. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

4. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of South Carolina.

5. Successors and Assigns. Without the prior written consent of Seller, Purchaser shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Purchaser. Seller may freely assign its rights hereunder to any and all third parties, and upon delivery to Purchaser of notice of such an assignment, Seller shall be forever released from any and all of its obligations and liabilities hereunder as of the date of delivery of said notice to Purchaser. Seller may freely sell the Property to any and all third parties so long as such sale of the Property is subject to the terms and conditions of this Agreement.


6. Multiple Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

7. Condition of Property. Purchaser acknowledges that at Closing it will have had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Purchaser further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or any portion thereof which survive closing hereunder. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER AS IS, WITH ALL FAULTS, AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER
REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF). FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION CONCERNING THE PROPERTY PROVIDED BY SELLER TO PURCHASER OR ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive Closing.

                                    SELLER:

                                    WEST ASHLEY SHOPPES ASSOCIATES

                                   By: PaineWebber Equity Partners Two Limited
                                       Partnership, its General Partner

                                       By: Second Equity Partners, Inc, its
                                           General Partner

                                           By: /s/Peter F. Sullivan
                                               --------------------
                                               Name: Peter F. Sullivan
                                               Title: Vice President


                                    PURCHASER:

                                    KELLY & COHEN APPLIANCES, INC.


                                      By: ________________
                                          Name:
                                          Title:




                             HUD-1 UNIFORM SETTLEMENT STATEMENT

                       US DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

                          TYPE OF LOAN: FILE NUMBER: LOAN NUMBER:

                        CONV. UNINS MORTGAGE INSURANCE CASE NUMBER:

NAME AND ADDRESS OF BORROWER:                                                   NAME AND ADDRESS OF SELLER:
Kelly & Cohen Appliances                                                        West Ashley Shoppes Associates
2875 Needmore Road                                                              265 Franklin Street, 15th Floor
Dayton, OH  45414                                                               Boston, MA  02110
                                                                                TIN:  43-1477___

NAME AND ADDRESS OF LENDER:                                                     SETTLEMENT AGENT:
N/A                                                                             John H. Bennett, Jr.
                                                                                16 Fulton Street
                                                                                Charleston, SC 29401

PROPERTY LOCATION:                                                              PLACE OF SETTLEMENT:
Tract E, .881 acre parcel - West Ashley Shoppes                                 Charleston, S. C.
Charleston, SC  351-09-00-057

SETTLEMENT DATE:  5/12/99



SUMMARY OF BORROWER'S TRANSACTION                                               SUMMARY OF SELLER'S TRANSACTION
---------------------------------                                               -------------------------------

GROSS AMOUNT DUE FROM BORROWER:                                                 GROSS AMOUNT DUE TO SELLER:

Contracted sales price                                 $  280,000.00            Contracted sales price                $  280,000.00
Personal property                                                               Personal property
Borrower's settlement charges                               1,266.38

Adjustments for items paid by seller in advance                                 Adjustments for items paid by seller
                                                                                  in advance
City/town taxes                                                 0.00            City/town taxes                                0.00
County taxes                                                    0.00            County taxes                                   0.00
Assessments                                                     0.00            Assessments                                    0.00
                                                       -------------                                                  -------------
GROSS AMOUNT DUE FROM BORROWER:                           281,266.38            GROSS AMOUNT DUE TO SELLER               280,000.00




AMOUNTS PAID BY OR IN BEHALF OF BORROWER:                                       REDUCTIONS IN AMOUNT DUE TO SELLER:
Deposits or earnest money                                  20,104.53            Excess deposit
Principal amount of new loan(s)                                                 Settlement charges to seller              29,635.37

Adjustments for items unpaid by seller:                                         Adjustments for items unpaid by seller:

City/town taxes                                                0.00             City/town taxes                                0.00
County taxes                                               2,033.00             County taxes                               2,033.00
Assessments                                                    0.00             Assessments                                    0.00
                                                       ------------                                                   -------------

TOTAL PAID BY/FOR BORROWER                                22,137.53             TOTAL REDUCTION AMOUNT DUE SELLER         31,668.37

CASH AT SETTLEMENT FROM/TO BORROWER                                             CASH AT SETTLEMENT TO/FROM SELLER
Gross amount due from borrower                           281,266.38             Gross amount due to seller               280,000.00
Less amounts paid by/for borrower                        (22,137.53)            Less reductions in amount due seller     (31,668.37)
                                                       ------------                                                   -------------

CASH FROM BUYER                                        $ 259,128.85             CASH TO SELLER                         $  248,331.63
                                                       ============                                                    =============


                                                                                /s/ Peter F. Sullivan
                                                                                    -----------------


SETTLEMENT CHARGES
                                                  PAID FROM          PAID FROM
                                                  BORROWER'S         SELLER'S
                                                  FUNDS AT           FUNDS AT
                                                  SETTLEMENT         SETTLEMENT
                                                  ----------         ----------

Sales/Broker's commission based on price
$280,000.00 @ 10% = 2,800.00

Division of commission as follows:
$14,000.00 to Retail Properties, Inc.
$14,000.00 to Elcan & Associates, Inc.

Commission paid at Settlement                                      $  28,000.00

TITLE CHARGES

Settlement/closing fee
Abstract/title search to Lynn L. Crooks, P.A.      $ 52.00
Title  examination
Title insurance binder to Stewart Title Insurance    30.00
Document  preparation
Notary fees
Attorney's fees to John H. Bennett, Jr.             350.00               350.00
Title insurance to Stewart Title Insurance          590.00

Lender's coverage
Owner's coverage:  $280,000.00
Attorney's fees - Lynn L. Crooks, P.A.              219.38               219.37

GOVERNMENT RECORDING
AND TRANSFER CHARGES
Recording fees:  Deed:  $10.00                       10.00
City/County/tax/stamps:  Deed $1,036.00                                1,036.00
State tax/stamps:   Deed:        Mortgage:

ADDITIONAL SESTTLEMENT CHARGES
Survey
Pest Inspection
Wire transfer                                                             15.00
Courier                                              15.00                15.00
                                               -----------          -----------

TOTAL SETTLEMENT CHARGES                       $  1,266.38          $ 29,636.37